Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
(970) 493-7272, Ext. 4105

Heska Announces Q3 2008 Results

Revenue and Gross Profit Increase

LOVELAND, CO, November 10, 2008 -- Heska Corporation (NASDAQ: HSKA) today reported financial results for its third quarter ended September 30, 2008.

Heska Corporation ("Heska" or the "Company") generated Core Companion Animal Health product revenue of $18.9 million, an increase of 21% from the prior year period.

"Revenue from Heska's blood chemistry instrument, the Dri-Chem® Veterinary Chemistry Analyzer, and associated consumables, were a key factor in the strong revenue growth we posted this quarter," said Robert Grieve, Heska's Chairman and CEO. "Investors should note the accounting change in the way Heska is reporting income tax expense in 2008 as compared to 2007. This is the primary reason for the large increase in income tax expense. We have included pro forma information for additional clarity. Heska will continue to furnish pro forma information until the Company begins to report 2009 results with comparable income tax accounting treatment to 2008."

Total Revenue

Total revenue for the third quarter of 2008 was $21.7 million, an increase of 11% compared to the third quarter of 2007. Total revenue consists of product revenue and research, development and other revenue, both of which are discussed below.

Segment Product Revenue

Total product revenue for the third quarter of 2008 was $21.4 million, up 12% from $19.0 million in the third quarter of 2007. Heska Corporation's business is comprised of two reportable segments - Core Companion Animal Health and Other Vaccines, Pharmaceuticals and Products. Product revenue from these segments is as follows:

Core Companion Animal Health This segment includes revenue from the Company's diagnostic instruments and supplies as well as single use, point-of-care tests, vaccines and pharmaceuticals, primarily for canine and feline use. In the third quarter of 2008, this segment generated product revenue of $18.9 million, up 21% as compared to $15.6 million in the third quarter of 2007.

Other Vaccines, Pharmaceuticals and Products This segment includes revenue from private label vaccine and pharmaceutical production, primarily for cattle but also for other animals including small mammals and fish. In the third quarter of 2008, this segment generated product revenue of $2.4 million, down 29% as compared to $3.4 million in the third quarter of 2007. Results for the nine months ended September 30, 2007 include approximately $1.6 million in revenue recognized in the first quarter upon receipt of a payment for product previously shipped and "take-or-pay" minimums for 2005 and 2006 which previously had not been paid as part of a now settled dispute with United Vaccines, Inc. ("United"), a former customer.

Research, Development and Other Revenue

Research, development and other revenue was $316 thousand in the third quarter of 2008, a decrease of approximately $175 thousand when compared to $491 thousand in the prior year period.

Investor Conference Call

Management will conduct a conference call on Monday, November 10, 2008 at 9:00 a.m. MST (11:00 a.m. EST) to discuss the third quarter 2008 financial results. To participate, dial (800) 240-2134 (domestic) or (303) 262-2125 (international); the conference call access number is 11121827. The conference call will also be broadcast live over the Internet at http://www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software. Telephone replays of the conference call will be available for playback until November 24, 2008. The telephone replay may be accessed by dialing (800) 405-2236 (domestic) or (303) 590-3000 (international). The webcast replay may be accessed from Heska's home page at www.heska.com until November 24, 2008.

About Heska

Heska Corporation (NASDAQ: HSKA) sells advanced veterinary diagnostic and other specialty veterinary products. Heska's state-of-the-art offerings to its customers include diagnostic instruments and supplies as well as single use, point-of-care tests, pharmaceuticals and vaccines. The company's core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians. For further information on Heska and its products, visit the company's website at www.heska.com.

Forward-Looking Statements

This announcement contains forward-looking statements regarding Heska's future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that there is an inherent risk in using past results to predict future outcomes. Revenue generated in the past related to customers, technology or products may not recur in future periods. For example, in the nine months ended September 30, 2007, Heska recognized approximately $1.6 million in revenue upon receipt of a payment from United for product previously shipped and "take or pay" minimums for 2005 and 2006. As United has ceased operations, Heska does not expect to generate any future revenue from United. In addition, factors that could affect the business and financial results of Heska generally include the following: risks related to the ultimate commercial success of the Heska's recently launched chemistry instrument; risks related to Heska's ability to maintain financial covenants under its credit facility agreement, which is essential to fund the Company's ongoing operations; uncertainties related to Heska's ability to project future financial results; risks regarding Heska's reliance on third-party suppliers, which is substantial and could have significant negative consequences if Heska were to lose exclusive rights or access to a product due to a failure to meet minimum sales requirements or for other reasons; risks regarding Heska's ability to successfully market, sell and distribute its products; risks related to the loss of large or significant customers; competition, including uncertainties regarding the impact of new products competitors have recently launched or may launch in the future; uncertainties regarding Heska's reliance on third parties to whom Heska has granted substantial marketing rights to certain of Heska's existing products; uncertainties regarding potential changes in accounting standards, which could affect the manner in which Heska's financial statements are reported; uncertainties surrounding Heska's ability to maintain its listing on the Nasdaq Capital Market; and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Financial Table Follows:

Consolidated Statements of Operations

In Thousands, Except per Share Amounts

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenue, net:
Product revenue, net:
Core companion animal health	$15,601	$18,944	$48,828	$53,623
Other vaccines, pharmaceuticals and products	3,399	2,426	12,262	11,581
Total product revenue, net	19,000	21,370	61,090	65,204
Research, development and other	491	316	1,203	1,015
Total revenue	19,491	21,686	62,293	66,219

Cost of revenue:
Cost of products sold	11,825	13,402	35,790	41,395
Cost of research, development and other	58	88	234	321
Total cost of revenue	11,883	13,490	36,024	41,716

Gross profit	7,608	8,196	26,269	24,503

Operating expenses:
Selling and marketing	3,795	4,458	12,172	14,024
Research and development	663	506	2,109	1,462
General and administrative	2,017	2,134	7,042	6,756
(Gain) on sale of assets	—	—	(47)	—
Total operating expenses	6,475	7,098	21,276	22,242
Income from operations	1,133	1,098	4,993	2,261
Interest and other expense, net	94	153	433	500
Income before income taxes	1,039	945	4,560	1,761
Income tax expense:
Current	23	54	112	173
Net operating loss usage and other deferred	4	314	9	571
Total income tax expense	27	368	121	744
Net income	$1,012	$577	$4,439	$1,017

Basic net income per share	$0.02	$0.01	$0.09	$0.02
Diluted net income per share	$0.02	$0.01	$0.08	$0.02

Shares used for basic net income per share	51,269	51,797	51,008	51,625

Shares used for diluted net income per share	56,173	52,580	55,458	53,774

Balance Sheet Data

In Thousands (unaudited)

	December 31, 2007	September 30, 2008
Cash and cash equivalents	$5,524	$5,434
Total current assets	35,127	32,716
Total assets	75,591	72,180
Line of credit	12,614	9,020
Current portion of long-term debt and capital leases	776	1,344
Total current liabilities	25,195	22,279
Long-term debt and capital leases	1,151	—
Stockholders' equity	42,883	44,592

   Pro Forma Financial Information Statement of Utility

The following estimated pro forma financial information is presented assuming Heska had reduced its valuation allowance related to its domestic net operating loss on December 31, 2006 rather than December 31, 2007. In this circumstance, the Company would have recognized Net Operating Loss Usage as Income Tax Expense, as outlined below. The Company believes the pro forma information may be valuable to investors as an additional tool to benchmark future periods versus historical results on a consistently reported basis. The Company does not suggest that investors should consider such pro forma financial information in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Pro Forma Reconciliation to GAAP

Consolidated Statements of Operations

In Thousands, Except per Share Amounts

(unaudited)

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
	As Reported (GAAP)	Adjustments	Pro Forma	As Reported (GAAP)	Adjustments	Pro Forma
Revenue, net:
Product revenue, net:
Core companion animal health	$15,601	$—	$15,601	$48,828	$—	$48,828
Other vaccines, pharmaceuticals and products	3,399	—	3,399	12,262	—	12,262
Total product revenue, net	19,000	—	19,000	61,090	—	61,090
Research, development and other	491	—	491	1,203	—	1,203
Total revenue	19,491	—	19,491	62,293	—	62,293

Cost of revenue:
Cost of products sold	11,825	—	11,825	35,790	—	35,790
Cost of research, development and other	58	—	58	234	—	234
Total cost of revenue	11,883	—	11,883	36,024	—	36,024

Gross profit	7,608	—	7,608	26,269	—	26,269

Operating expenses:
Selling and marketing	3,795	—	3,795	12,172	—	12,172
Research and development	663	—	663	2,109	—	2,109
General and administrative	2,017	—	2,017	7,042	—	7,042
(Gain) on sale of assets	—	—	—	(47)	—	(47)
Total operating expenses	6,475	—	6,475	21,276	—	21,276
Income from operations	1,133	—	1,133	4,993	—	4,993
Interest and other expense, net	94	—	94	433	—	433
Income before income taxes	1,039	—	1,039	4,560	—	4,560
Income tax expense:
Current	23	—	23	112	—	112
Net operating loss usage and other deferred	4	331	335	9	1,607	1,616
Total income tax expense	27	331	358	121	1,607	1,728
Net income	$1,012	$(331)	$681	$4,439	$(1,607)	$2,832

Basic net income per share	$0.02	$(0.01)	$0.01	$0.09	$(0.03)	$0.06
Diluted net income per share	$0.02	$(0.01)	$0.01	$0.08	$(0.03)	$0.05

Shares used for basic net income per share	51,269	51,269	51,269	51,008	51,008	51,008

Shares used for diluted net income per share	56,173	56,173	56,173	55,458	55,458	55,458

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